Exhibit 99.1

Information Relating to Part II, Item 14 – Other Expenses of Issuance and Distribution of Registration Statement No. 333-223336

The expenses in connection with the sale and distribution by PNM Resources, Inc. (the “Company”) of 2,612,958 shares of the Company’s common stock, no par value per share, pursuant to the Company’s Stock Purchase and Dividend Reinvestment Plan, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Registration Fee	$4,451.68[1]
Printing Expenses	200.00
Legal Fees and Expenses	20,000.00
Miscellaneous Expenses	500.00

Total	$25,151.68
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1 Previously paid.